Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
The Board of Directors
MakeMyTrip Limited:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG
Gurgaon, India
May 20, 2011